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                                                                    EXHIBIT 10.1


                     DARWIN PROFESSIONAL UNDERWRITERS, INC.

                            2006 STOCK INCENTIVE PLAN

      1. PURPOSES OF THE PLAN. The purposes of the Darwin Professional Underwriters, Inc. 2006 Stock Incentive Plan (the "Plan") are to further the long-term growth of Darwin Professional Underwriters, Inc. (the "Corporation"), to the benefit of its stockholders, by providing incentives to the officers and other key employees of the Corporation and its subsidiaries who will be largely responsible for such growth, and to assist the Corporation in attracting and retaining executives of experience and ability on a basis competitive with industry practices. The Plan permits the Corporation to provide incentive compensation in the form of, or based upon the value of, the Corporation's common stock, $.01 par value ("Common Stock"), of the types commonly known as restricted stock, stock options, stock appreciation rights and performance shares, as well as other types of equity-based incentive compensation (collectively, the "Awards").

      2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee of two or more directors as the Board of Directors of the Corporation may from time to time designate (the "Committee"). Subject to the provisions of the Plan, the Committee shall have exclusive power to select the officers or other key employees to participate in the Plan, to determine the type, size and terms and conditions of Awards (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with any Award to be made to each Participant selected, and to determine the time or times when Awards will be granted; provided, however, that if the Committee is not the Compensation Committee of the Board of Directors, then an Award granted hereunder by the Committee to any Participant will be revoked if such Award is not thereafter ratified by the Compensation Committee of the Board of Directors. The Committee's interpretation of the Plan or of any Awards granted thereunder shall be final and binding on all parties concerned, including the Corporation and any Participant. The Committee shall have the authority, subject to the provisions of the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, revise and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

      3. PARTICIPATION. The Committee shall select from the officers and other key employees of the Corporation and its subsidiaries (the "Participants") the persons who will receive Awards pursuant to the Plan. The term "subsidiary" shall mean any corporation a majority of the total combined voting power of whose stock is beneficially owned, directly or indirectly, by the Corporation. Participants may receive multiple Awards under the Plan.

      4. SHARES OF STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 6(a) hereof, 850,000 shares of Common Stock may be issued pursuant to Awards under the Plan, provided that no more than 850,000 shares of Common Stock may be issued pursuant to Options intended to qualify as incentive stock options. Shares to be issued under the Plan may be either authorized but unissued shares of Common Stock or shares of

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Common Stock held by the Corporation as treasury shares, including shares acquired by purchase.

      No Award may be granted if the number of shares of Common Stock to which such Award relates, when added to the number of shares of Common Stock previously issued under the Plan and the number of shares of Common Stock which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares of Common Stock available for issuance pursuant to the Plan. If any shares of Common Stock subject to an Award are forfeited or such Award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual issuance of shares of Common Stock to the Participant, any shares of Common Stock counted against the number of shares of Common Stock available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares of Common Stock relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares of Common Stock actually distributed differs from the number of shares of Common Stock previously counted in connection with such Award. Notwithstanding anything to the contrary herein, the following shares of Common Stock shall not again be available for issuance as Awards under the Plan: (i) shares of Common Stock tendered (either actually, by attestation or otherwise) to pay all or any part of the exercise price on any Option, (ii) any shares of Common Stock retained by the Corporation in satisfaction of the Participant's obligation for withholding taxes, and (iii) shares of Common Stock not issued as a result of a net exercise of an Option.

      5.    AWARDS.

            (a) General. Awards under the Plan may include, but need not be limited to, shares of Common Stock that may be subject to certain restrictions and to a risk of forfeiture ("Restricted Stock"), options to purchase a specified number of shares of Common Stock at a fixed exercise price ("Options"), rights to receive the appreciation of Common Stock from the date of grant to the date of exercise ("SARs") and a book-entry unit with an initial value equal to Common Stock on the date of grant ("Performance Shares"). The Committee may also make any other type of Award payable in, or valued in whole or in part by reference to, shares of Common Stock ("Stock-Based Awards") deemed by the Committee to be consistent with the purposes of the Plan. Awards may be granted on the terms and conditions set forth in this Section 5.

            (b) Vesting, Other Performance Requirements and Forfeiture. In making Awards under the Plan, the Committee may, on the date of grant or thereafter, (i) specify that the right to exercise, receive, retain and/or transfer such Award shall be conditional upon the fulfillment of specified conditions, including, without limitation, completion of specified periods of service in the employ of the Corporation or its subsidiaries, and/or the achievement of specified business and/or personal performance goals, and (ii) provide for the forfeiture of all or any portion of any such Awards in specified circumstances. The Committee may also specify by whom and/or in what manner the accomplishment of any such performance goals shall be determined. Notwithstanding the foregoing, the

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      Committee shall retain full power to accelerate or waive any such condition as it may have previously imposed. All Awards shall be evidenced by an Award agreement.

            (c) Term of Awards. The term of each Award shall, except as otherwise provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award exceed a period of ten years from the date of grant.

            (d) Restricted Stock. The Committee may grant Restricted Stock to Participants on the following terms and conditions:

                  (i) Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions, if any, may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends (whether in cash or in shares of Common Stock) thereon.

                  (ii) Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment prior to specific vesting dates, shares of Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited.

                  (iii) Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and, if the Committee so determines, the Corporation shall retain physical possession of the certificate representing such Restricted Stock (whether or not vested).

            (e) Options. The Committee may grant Options to Participants on the following terms and conditions:

                  (i) An Option shall confer on the Participant the right to purchase a specified number of shares of Common Stock at a fixed exercise price (the "Exercise Price"). Options granted may include Options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and Options not intended to so qualify.

                  (ii) The term of any Option shall be determined by the Committee, but in no event shall any Option be exercisable more than ten years after the date on which it was granted.

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                  (iii) The Exercise Price at which shares of Common Stock may be purchased pursuant to any Option shall be determined by the Committee at the time the Option is granted, but in no event shall the Exercise Price be less than 100 percent of the Fair Market Value of such shares on the date the Option is granted. For purposes of the Plan, Fair Market Value is the mean of the high and low sales prices of the Common Stock on the relevant date as reported on the stock exchange or market on which the Common Stock is primarily traded, or, if no sale is made on such date, then Fair Market Value is the weighted average of the mean of the high and low sales prices of the Common Stock on the next preceding day and the next succeeding day on which such sales were made as reported on the stock exchange or market on which the Common Stock is primarily traded.

                  (iv) Upon exercise of an Option, the Exercise Price shall be payable to the Corporation in cash, or, at the discretion of the Committee, in shares of Common Stock valued at the Fair Market Value thereof on the date of payment, or in a combination of cash and shares of Common Stock.

                  (v) The Corporation may, if the Committee so determines, accept the surrender by a Participant, or the personal representative of a Participant, of an Option, in consideration of a payment by the Corporation equal to the difference obtained by subtracting the aggregate Exercise Price from the aggregate Fair Market Value of the Common Stock covered by the Option on the date of such surrender, such payment to be in cash, or, if the Committee so provides, in shares of Common Stock valued at Fair Market Value on the date of such surrender, or partly in shares of Common Stock and partly in cash.

            (f) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

                  (i) A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the Fair Market Value of one share of Common Stock on the date of grant of the SAR (the "Grant Value").

                  (ii) The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, the method by which shares of Common Stock will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR.

            (g) Performance Shares. The Committee is authorized to grant Awards of Performance Shares to Participants with a value equal to the Fair Market Value of one share of Common Stock on the date of grant. An Award of Performance Shares shall

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      vest and become payable to a Participant after a specified period of continued employment with the Corporation or a subsidiary or upon the achievement of specified performance goals, as determined by the Committee. Settlement of Performance Shares shall be made in cash or shares of Common Stock or any combination thereof, as determined by the Committee.

            (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Stock-Based Awards, in addition to those provided in Sections 5(d), (e), (f) and (g) hereof, as deemed by the Committee to be consistent with the purposes of the Plan, including Stock-Based Awards granted in substitution for any other right of a Participant to receive payment of compensation from the Corporation or a subsidiary. The Committee shall determine the terms and conditions of such Awards.

            (i) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants cash payments, including cash payments of dividend equivalents with respect to a specified number of shares of Common Stock, whether awarded separately or as a supplement to any other Award. The Committee shall determine the terms and conditions of such cash payment Awards.

            (j) Certain Qualifying Awards. The Committee, in its sole discretion, may grant an Award to any Participant with the intent that such award qualifies as "performance-based compensation" under Section 162(m) of the Code (a "Qualifying Award"). The right to receive or retain any award granted as a Qualifying Award (other than an Option or SAR) shall be conditional upon the achievement of specified performance goals during a calendar year or such other period (a "Performance Period") as may be established by the Committee. Performance goals shall be established in writing by the Committee prior to the beginning of each Performance Period, or at such other time no later than such time as is permitted by the applicable provisions of the Code. Such performance goals, which may vary from Participant to Participant and Award to Award, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: the Fair Market Value of Common Stock, revenues, operating income, cash flow, earnings before income taxes, net income, earnings per share, stockholders' equity, return on equity, underwriting profits, compound growth in net loss and loss adjustment expense reserves, loss ratio or combined ratio of the Corporation's insurance businesses, operating efficiency or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures, all whether applicable to the Corporation or any relevant subsidiary or business unit or entity in which the Corporation has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Corporation and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as catastrophe losses, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or

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      employ comparisons relating to capital, shareholders' equity and/or shares outstanding, assets or net assets. Prior to the payment of any Award granted as a Qualifying Award, the Committee shall certify in writing that the performance goals were satisfied. The maximum number of shares of Common Stock with respect to which Qualifying Awards may be granted to any Participant in any calendar year shall be 127,500 shares of Common Stock, subject to adjustment as provided in Section 6(a) hereof.

            (k) Form of Payment. Subject to the terms of the Plan and any applicable Award agreement, payments or transfers to be made under the Plan upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other Awards, or other property, and may be made in a single payment or transfer, or on a deferred basis. The Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, permit (subject to the requirements of applicable law and any conditions as the Committee may from time to time establish) a Participant to elect to defer receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of an Award under the Plan. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividends in respect of deferred amounts credited in Common Stock equivalents.)

            (l) Exchange and Buy Out Provisions; Limitation on Repricing. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, shares of Common Stock, other Awards, or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made. Notwithstanding the foregoing, unless such action is approved by the Corporation's stockholders, the Exercise Price of any outstanding Option or the Grant Value of an SAR may not be reduced (except pursuant to Section 6), nor may an Option or an SAR be cancelled and a new Option or SAR granted in consideration therefore (whether for the same or a different number of shares) having a lower Exercise Price or issued at a Grant Value less than the Exercise Price of the Option or the Grant Value of the SAR cancelled, as the case may be.

      6.    DILUTION AND OTHER ADJUSTMENTS.

            (a) Changes in Capital Structure. In the event of any corporate transaction involving the Corporation (including, without limitation, any subdivision or combination or exchange of the outstanding shares of Common Stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of Common Stock, merger, consolidation, extraordinary cash distribution, or sale, lease or transfer of substantially all of the assets of the Corporation), the Board of Directors of the Corporation shall make such equitable adjustments as it may deem appropriate in the Plan and the Awards thereunder, including, without limitation, an adjustment in (i) the total number of shares of Common Stock which may thereafter be issued pursuant to Awards under the Plan and the maximum number of shares of Common Stock that may be issued pursuant to Options intended to qualify as incentive

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      stock options pursuant to Section 4 hereof, (ii) the number of shares of
      Common Stock with respect to which Qualifying Awards may be granted to any Participant in any calendar year under Section 5(j) hereof, and (iii) the Exercise Price, Grant Price or other price or value at the time of grant relating to any Award. Moreover, in the event of any such transaction, the Board of Directors of the Corporation may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Agreements evidencing Awards may include such provisions as the Committee may deem appropriate with respect to the adjustments to be made to the terms of such Awards upon the occurrence of any of the foregoing events.

            (b) Tender Offers and Exchange Offers. In the event of any tender offer or exchange offer, by any person other than the Corporation, for shares of Common Stock, the Committee may (i) make such adjustments in outstanding Awards and authorize such further action as it may deem appropriate to enable the recipients of outstanding Awards to avail themselves of the benefits of such offer, including, without limitation, acceleration of the exercise date of outstanding Options so that they become immediately exercisable in whole or in part, or offering to acquire all or any portion of specified categories of Options for a price determined pursuant to Section 5(e)(v) hereof, or acceleration of the payment of outstanding Awards payable, in whole or in part, in shares of Common Stock and/or (ii) cancel any outstanding Award and cause the holder thereof to be paid, in cash or shares of Common Stock, or any combination thereof, the value of such Award based upon the price per share of Common Stock received or to be received by other shareholders of the Corporation in the tender offer or exchange offer.

            (c) Limits on Discretion to Make Adjustments. Notwithstanding any provision of this Section 6 to the contrary, no adjustment shall be made in any outstanding Qualifying Awards to the extent that such adjustment would adversely affect the status of that Qualifying Award as "performance-based compensation" under Section 162(m) of the Code.

      7.    MISCELLANEOUS PROVISIONS.

            (a) Right to Awards. No employee or other person shall have any claim or right to be granted any Award under the Plan.

            (b) Rights as Stockholders. A Participant shall have no rights as a holder of Common Stock by reason of Awards under the Plan, unless and until certificates for shares of Common Stock are issued to the Participant.

            (c) No Assurance of Employment. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any subsidiary.

            (d) Costs and Expenses. All costs and expenses incurred in administering the Plan shall be borne by the Corporation.

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            (e) Unfunded Plan. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund nor to make any other segregation of assets to assure the payment of any Award under the Plan.

            (f) Withholding Taxes. The Corporation is authorized to withhold from any Award granted and any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property, to make payment of an Award net of a Participant's withholding taxes and other tax obligations and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. Withholding of taxes in the form of shares of Common Stock issued pursuant to an Award (including any net payments) shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

            (g) Limits on Transferability. No Awards under the Plan nor any rights or interests therein shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party, other than the Corporation or any subsidiary, nor shall such Awards or any rights or interests therein be assignable or transferable by the recipient thereof except, in the event of the recipient's death, to his designated beneficiary as hereinafter provided, or by will or the laws of descent and distribution. During the lifetime of the recipient, Awards under the Plan requiring exercise shall be exercisable only by such recipient or by the guardian or legal representative of such recipient. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards granted pursuant to the Plan (other than an Option granted as an incentive stock option) be transferable, without consideration, to a Participant's immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may impose such terms and conditions on such transferability as it may deem appropriate.

            (h) Beneficiary. Any payments on account of Awards under the Plan to a deceased Participant shall be paid to such beneficiary as has been designated by the Participant in writing to the Secretary of the Corporation or, in the absence of such designation, according to the Participant's will or the laws of descent and distribution.

            (i) Nature of Benefits. Awards under the Plan, and payments made pursuant thereto, are not a part of salary or base compensation.

            (j) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. In the case of Awards to Participants, the Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

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            (k)   Compliance with Legal Requirements.

                  (i) The obligation of the Corporation to issue shares of Common Stock hereunder shall be subject to the satisfaction of all applicable legal and securities exchange requirements, including, without limitation, the provisions of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. The Corporation shall endeavor to satisfy all such requirements in such a manner to permit the issuance and delivery of shares of Common Stock under the Plan.

                  (ii) The Committee may require, as a condition to the right to receive shares of Common Stock pursuant to any Award, that the Corporation receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Corporation, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

      (l) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

      8. AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Corporation, without the consent of any Participant, may at any time terminate or from time to time amend the Plan in whole or in part; provided, however, that, subject to Section 6 hereof, no such action shall materially and adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan; and provided, further, that no amendment, without approval of the holders of Common Stock by an affirmative vote of a majority of the shares of Common Stock voted thereon in person or by proxy, shall (i) increase the aggregate number of shares subject to the Plan (other than increases pursuant to Section 6 hereof), (ii) extend the maximum term of Awards under the Plan or the Plan itself, (iii) decrease the price at which Options and SARs may be granted under the Plan (other than decreases pursuant to Section 6 hereof) to less than Fair Market Value at the time of grant, or (iv) make any other change that would require stockholder approval pursuant to the terms of the Plan or under any regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement). Subject to Section 6 hereof, with the consent of the Participants affected, the Committee may amend outstanding agreements evidencing Awards under the Plan in any manner not inconsistent with the terms of the Plan.

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      9. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective when adopted by the Board of Directors, provided that the Plan is approved by the stockholders of the Corporation at the annual meeting of stockholders next following the adoption of the Plan by the Board of Directors, and no Award shall become exercisable, realizable or vested prior to such annual meeting. If the Plan is not so approved by the stockholders at the next annual meeting, all Awards theretofore granted shall be null and void. The Plan shall terminate at the close of business on the tenth anniversary of the date the Plan was adopted by the Board of Directors, unless sooner terminated by action of the Board of Directors of the Corporation. No Award may be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any Award then outstanding.

      10. LAW GOVERNING. The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of Delaware without giving effect to principles of conflict of laws.

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